UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 15, 2011

Date of Report

(Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of the Registrant as Specified in its Charter)

Washington

(State or Other Jurisdiction

of Incorporation)

0-23791	91-1405022
(Commission File Number)	(IRS Employer Identification No.)

21919 30th Drive S.E. Bothell, WA	98021-3904
(Address of Principal Executive Offices)	(Zip Code)

(425) 951-1200

(Registrant’s Telephone Number, including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 15, 2011, SonoSite, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FUJIFILM Holdings Corporation (“Fujifilm”) and Salmon Acquisition Corporation, an indirect wholly-owned subsidiary of Fujifilm (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer (the “Offer”) for all outstanding shares of the Company’s common stock (“Company Common Stock”) at a purchase price of $54.00 per share, net to the seller in cash, less any applicable withholding taxes (the “Offer Price”).

Pursuant to the Merger Agreement, following the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, either (a) Purchaser will merge with and into the Company, with the Company as the surviving corporation in the merger (the “Long-Form Merger”) or (b) in the event (i) Fujifilm and Purchaser acquire at least 90% of the issued and outstanding Shares, including through exercise of the Top-Up Option (defined below), and (ii) after consummation of the Offer, Fujifilm elects to cause a merger of the Company into Purchaser, the Company will merge with and into Purchaser, with Purchaser as the surviving corporation in the merger under the “short form” merger procedures available under Washington law (the “Short-Form Merger,” and either the Long-Form Merger or the Short-Form Merger, the “Merger”). The Short-Form Merger may be effected without additional approval by the Company’s shareholders. Otherwise, the Company will hold a special shareholders’ meeting to obtain shareholder approval of the Long-Form Merger. In the Merger, the remaining shareholders of Company, other than such shareholders who have validly exercised their dissenters’ rights under the Washington Business Corporation Act, would be entitled to receive the Offer Price.

Upon the closing of the Offer (the “Appointment Time”), each outstanding Company stock option, whether vested or unvested, shall become fully vested and cancelled and (i) each Company stock option having a per share exercise price less than the Offer Price shall be cancelled and in exchange each former holder of any such cancelled Company stock option shall be paid an amount in cash equal to the product of (a) the number of shares of Company Common Stock subject to such Company stock option immediately prior to the Appointment Time and (b) the amount by which the Offer Price exceeds the per share exercise price per share of such Company stock option and (ii) each Company stock option having a per share exercise price equal to or greater than the Offer Price shall be cancelled without payment of cash.

As a condition to consummating the Offer, Company shareholders must have validly tendered (and not withdrawn) shares constituting at least a majority of the outstanding shares of Company Common Stock (taking into account all shares of Company Common Stock that the Company would be required to issue pursuant to the conversion or exercise of options, rights and securities that are then convertible into or then exercisable for shares of Company Common Stock). In addition, the obligation of Purchaser to consummate the Offer is subject to several additional customary conditions described in the Merger Agreement, including among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of antitrust or merger control approvals under applicable laws of Germany, and that no material adverse effect with respect to Company’s business shall have occurred and be continuing.

If more than a majority of the outstanding shares, but fewer than 90% of the outstanding shares, are validly tendered (and not withdrawn) in the Offer, Purchaser shall be obligated to purchase the tendered shares but may elect to conduct a subsequent offering period of not less than three days nor more than 20 business days immediately following the expiration of the Offer in order to achieve ownership of 90% of the outstanding shares, in order to effect a Short-Form Merger. In addition, subject to certain conditions and limitations, Company has granted Purchaser an option to purchase that number of shares of Company Common Stock as would enable Purchaser upon exercise of such option to achieve ownership of one share more than 90% of the total outstanding shares of Company Common Stock then outstanding (the “Top-Up Option”).

The Merger Agreement contains representations, warranties and covenants of the parties that are customary for transactions of this type. The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business in the ordinary course consistent with past practice through the closing of the Merger. Subject to certain limited exceptions in the Merger Agreement, the Company has agreed not to solicit, initiate or knowingly encourage proposals to acquire the Company from third parties and the Company has agreed to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the Company’s Board of Directors. The Merger Agreement contains certain termination rights of Fujifilm and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Fujifilm a termination fee of $24.9 million.

The closing of the Merger is also subject to customary closing conditions. If Purchaser achieves ownership of 90% of the outstanding shares of Company Common Stock through the Offer or the exercise of the Top-Up Option, it may effect the Merger as a Short-Form Merger. Otherwise, the Company will be required to effect the Merger as a Long-Form Merger.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Fujifilm, Purchaser, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Rights Agreement Amendment

On December 15, 2011, the Company entered into the Second Amendment (the “Second Amendment”) to the Company’s Amended and Restated Rights Agreement, dated as of November 28, 2007, as amended (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A. Pursuant to Section 26 of the Rights Agreement and in connection with the Merger, the Company amended the Rights Agreement to, among other things, amend the definition of “Acquiring Person” to exclude Fujifilm and Purchaser. The foregoing description of the Second Amendment is only a summary, does not purport to be complete and qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01	Other Information.

On December 15, 2011, Fujifilm and the Company issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report contains certain “forward-looking statements” concerning Fujifilm and the Company. These forward-looking statements may be identified by words such as ‘believes’, ‘expects’, ‘anticipates’, ‘projects’, ‘intends’, ‘should’, ‘seeks’, ‘estimates’, future’ or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the companies’ abilities to control or estimate precisely, such as future market conditions, the behaviors of other market participants, the effects of the transaction making it more difficult to maintain existing relationships with employees, customers or business partners, and other business effects, including the effects of industry, economic or political conditions, and therefore undue reliance should not be placed on such statements. Examples of forward-looking statements in this report include, but are not limited to, statements regarding the proposed acquisition of the Company by Fujifilm, such as: the timing of the tender offer and the merger; results of the review of the transaction by regulatory agencies, and any conditions imposed in connection with consummation of the transaction; approval of the transaction by the shareholders of the Company; and satisfaction of various other conditions to the closing of the transaction. Actual results may differ materially from those in the forward-looking statements. For information regarding other related risks, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent filings on Form 10-K and Form 10-Q. The Company and Fujifilm assume no obligation to update these forward-looking statements, except as required pursuant to applicable law.

Securities Law Disclosures

The tender offer to purchase shares of the Company common stock referenced in this report has not yet commenced, and this report is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The tender offer to purchase shares of the Company common stock will be made only pursuant to a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (the “Tender Offer Statement”), which Fujifilm will file with the SEC and mail to the Company shareholders. At the time the tender offer is commenced, the Company will file a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the tender offer (the “Recommendation Statement”). Investors and security holders of the Company are advised to read the Tender Offer Statement and Recommendation Statement carefully when they become available, before making any investment decision with respect to the tender offer because they will contain important information about the tender offer. Investors and security holders of the Company also are advised that they may obtain free copies of the Tender Offer Statement and other documents filed by Fujifilm with the SEC (when these documents become available) and the Recommendation Statement and other documents filed by the Company (when these documents become available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the Tender Offer

Statement and related materials may be obtained (when these documents become available) from Fujifilm’s at http://www.fujifilmholdings.com/en/investors/index.html; and free copies of the Recommendation Statement and related materials may be obtained (when these documents become available) from the Company by written request to Investor Relations, 21919 30th Drive S.E., Bothell, Washington 98021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among FUJIFILM Holdings Corporation, Salmon Acquisition Corporation, and SonoSite, Inc., dated December 15, 2011.

4.1	Second Amendment to Amended and Restated Rights Agreement (originally dated November 28, 2007) between SonoSite, Inc. and Computershare Trust Company, N.A. as Rights Agent, dated December 15, 2011.

99.1	Joint Press Release by FUJIFILM Holdings Corporation and SonoSite, Inc. announcing the Merger Agreement, dated December 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2011	SONOSITE, INC.

	By:	/s/ Marcus Y. Smith
Marcus Y. Smith Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among FUJIFILM Holdings Corporation, Salmon Acquisition Corporation, and SonoSite, Inc., dated December 15, 2011.

4.1	Second Amendment to Amended and Restated Rights Agreement (originally dated November 28, 2007) between SonoSite, Inc. and Computershare Trust Company, N.A. as Rights Agent, dated December 15, 2011.

99.1	Joint Press Release by FUJIFILM Holdings Corporation and SonoSite, Inc. announcing the Merger Agreement, dated December 15, 2011.